UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Item 8.01 Other Events

On April 20, 2023 the Board of Directors of First Guaranty Bancshares, Inc. ("First Guaranty") announced that on June 1, 2023, holders of record as of May 15, 2023 (the "Depository Shares Record Date") of its depositary shares (the "Depositary Shares"), each representing a 1/40th interest in the Corporation's 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock (the "Series A Preferred Stock"), will receive a quarterly distribution in the amount of $0.421875 per Depositary Share, resulting from First Guaranty's declaration of a $16.875 per share of Series A Preferred Stock quarterly cash dividend, which underlies the Depositary Shares. On June 1, 2023, the Series A Preferred Stock dividend will be paid to the depositary for the Series A Preferred Stock. The depositary will, in turn, distribute such dividend to the holders of record of the Depositary Shares as of the Depositary Shares Record Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: April 24, 2023
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer